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                                                                      EXHIBIT 16

January 22, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

    We have read the statements by Hewlett-Packard Company in Item 9 of its Annual Report on Form 10-K, which we understand will be filed with the Commission on or about January 25, 2001. We agree with the statements concerning our firm under the heading "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" in Item 9 of such Form 10-K.

                                          Very truly yours,

                                          /s/ PricewaterhouseCoopers LLP